UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2021

Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2021 (the “Closing Date”), in connection with the consummation of the Hargray Acquisition (as defined below), Cable One, Inc. (the “Company”), certain subsidiaries of the Company, Wells Fargo Bank, National Association, as the initial incremental term B-4 lender, and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), entered into Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of October 30, 2020 (as amended by Amendment No. 1, dated as of March 1, 2021, and as further amended from time to time, the “Credit Agreement”), among the Company, the lenders or other financial institutions party thereto and the Agent.

The Amendment provides for a new incremental term “B” loan facility in an aggregate principal amount of $800.0 million (the “Incremental Term B-4 Loan”). The Incremental Term B-4 Loan was drawn in full on the Closing Date.

The Incremental Term B-4 Loan is an obligation of the Company and is guaranteed by the Company’s wholly owned subsidiaries that guarantee the Company’s other obligations under the Credit Agreement. The Incremental Term B-4 Loan is secured, subject to certain exceptions, by substantially all of the assets of the Company and the guarantors under the Credit Agreement.

The Incremental Term B-4 Loan will mature on May 3, 2028. The interest margin applicable to the Incremental Term B-4 Loan is, at the Company’s option, equal to either the London Interbank Offered Rate (“LIBOR”) or a base rate, plus an applicable margin equal to 2.00% for LIBOR loans and 1.00% for base rate loans. The Incremental Term B-4 Loan may be prepaid at any time without penalty or premium (subject to customary LIBOR breakage provisions), except for any prepayment within six months of the Closing Date in connection with certain repricing transactions, which shall be subject to a 1.00% prepayment premium. The Incremental Term B-4 Loan benefits from certain “most favored nation” pricing protections and is not subject to the financial maintenance covenants under the Credit Agreement. The Incremental Term B-4 Loan amortizes in equal quarterly installments at a rate (expressed as a percentage of the original principal amount) of 1.00% per annum (subject to customary adjustments in the event of any prepayment), with the outstanding balance due upon maturity. The final maturity of the Incremental Term B-4 Loan may be accelerated following an event of default under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 16, 2021 (the “Signing 8-K”), the Company and Lighthouse Merger Sub LLC, an indirect wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger, dated as of February 12, 2021 (the “Merger Agreement”), with Hargray Acquisition Holdings, LLC (“Hargray”) and TPO-Hargray, LLC, as equityholders’ representative, pursuant to which the Company had agreed to acquire the remaining equity interests in Hargray that it did not already own (the “Hargray Acquisition”).  The Company had acquired an approximately 15% interest in Hargray (on a fully diluted basis) on October 1, 2020, in exchange for contributing its system serving Anniston, Alabama and surrounding areas to Hargray.

On the Closing Date, the Company completed the Hargray Acquisition and Hargray became a wholly owned subsidiary of the Company.  The Company paid a purchase price that implied a $2.2 billion total enterprise value for Hargray on a debt-free and cash-free basis, subject to customary post-closing adjustments.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Signing 8-K and is incorporated herein by reference.  The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement for the purpose of allocating contractual risk between those parties and do not establish such matters as facts.  Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, Hargray or any of their respective subsidiaries or affiliates.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company issued a press release announcing the completion of the Hargray Acquisition. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1
Amendment No. 2, dated as of May 3, 2021, to the Third Amended and Restated Credit Agreement, dated as of October 30, 2020, among Cable One, Inc., certain of its wholly owned subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press release issued by Cable One, Inc. on May 3, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 3, 2021